                             SAFEGUARD SCIENTIFICS, INC.
                    EXHIBIT 11 - COMPUTATION OF PER SHARE EARNINGS
                         (000 omitted except per share data)


                                                      Three Months Ended            Nine Months Ended
                                                         September 30                  September 30
                                                    -----------------------      ------------------------
                                                      1996           1995          1996           1995
                                                    --------      ---------      ---------      ---------
Primary earnings per common share
---------------------------------

Net earnings                                         $4,745         $4,705        $14,133        $13,007
Adjustment                                             (132)          (216)          (643)          (526)
                                                     --------       --------       --------       --------
                                                     $4,613         $4,489        $13,490        $12,481
                                                     --------       --------       --------       --------
                                                     --------       --------       --------       --------
Average common shares outstanding                    29,971         29,252         29,744         28,962

Average common share equivalents                      1,313          1,592          1,501          1,634
                                                     --------       --------       --------       --------
Average number of common shares and
common share equivalents outstanding                 31,284         30,844         31,245         30,596
                                                     --------       --------       --------       --------
                                                     --------       --------       --------       --------
Primary earnings per common share                     $0.15          $0.15          $0.43          $0.41
                                                     --------       --------       --------       --------
                                                     --------       --------       --------       --------
Fully diluted earnings per common share
---------------------------------------

Primary net earnings                                 $4,745         $4,705        $14,133        $13,007
Adjustment                                             (141)          (585)          (643)        (1,648)
                                                     --------       --------       --------       --------
                                                     $4,604         $4,120        $13,490        $11,359
                                                     --------       --------       --------       --------
                                                     --------       --------       --------       --------
Average common shares outstanding                    29,971         29,252         29,744         28,962

Average common share equivalents                      1,387          1,702          1,599          1,910
                                                     --------       --------       --------       --------
Average number of common shares
assuming full dilution                               31,358         30,954         31,343         30,872
                                                     --------       --------       --------       --------
                                                     --------       --------       --------       --------
Fully diluted earnings per common share               $0.15          $0.13          $0.43          $0.37
                                                     --------       --------       --------       --------
                                                     --------       --------       --------       --------


(1) Net earnings are adjusted for the dilutive effect of public subsidiary common stock equivalents (primary) and convertible securities (fully diluted).

    Share and per share data have been retroactively adjusted to reflect the two-for-one split of the Company's common shares effective July 17, 1996.